Exhibit F, Schedule 8(c)

2004 Post-Confirmation Allocations
Aug - Dec 2004
$'s 000


                                                          Aug-Dec
                                                           2004
                                                           ----
Enron Corp.                                                 73,094
Enron North America Corp.                                   32,759
Enron Power Marketing, Inc.                                 12,777
Enron Energy Services, Inc.                                  8,502
Enron Energy Marketing Corp.                                 3,342
National Energy Production Corporation (EPC Estate           2,695
Services, Inc. as of 09/18/02)
Enron Natural Gas Marketing Corp.                            2,444
Enron Energy Services Operations, Inc.                       1,729
Risk Management & Trading Corp.                              1,285
Enron Reserve Acquisition Corp.                              1,013
NEPCO Power Procurement Company                                960
Enron Wind Corp.                                               799
Enron Capital & Trade Resources International Corp.            900
Enron Liquid Fuels, Inc.                                       877
Enron Broadband Services, Inc.                                 848
ENA Upstream Company LLC                                       814
Intratex Gas Company                                           842
Enron Equipment Procurement Company                            673
EREC Subsidiary V, LLC (Enron Wind LLC as of                   565
04/19/02)
Enron LNG Marketing LLC                                        519
Green Power Partners I LLC                                     490
BAM Leasing Company (AKA BAM Lease Company)                    533
Enron Caribbean Basin LLC                                      452
Enron Gas Liquids, Inc.                                        362
Enron Property & Services Corp.                                383
ENA Asset Holdings, L.P. (unconsolidated)                        -
Enron South America LLC                                        334
Enron Ventures Corp.                                           343
Enron Energy Services, LLC                                     363
Enron Wind Energy Systems Corp.                                342
Enron Asia Pacific/Africa/China LLC                            320
LRCI, Inc.                                                     339
Enron Metals & Commodity Corp.                                 340
Enron Freight Markets Corp.                                    281
Enron Power Corp.                                              282
ECT Merchant Investments Corp.                                 282
Enron Net Works L.L.C.                                         298
Enron Industrial Markets LLC                                   261
Enron Engineering & Construction Company                       247
Enron Global Markets LLC                                       224
San Juan Gas Company, Inc.                                     212
Enron Development Funding Ltd.                                 209

                                                          Aug-Dec
                                                           2004
                                                           ----
Enron Wind Systems, Inc.                                       200
EBF LLC                                                        193
Smith Street Land Company                                      188
Enron International Fuel Management Company                    160
Enron International Korea Holdings Ltd.                        154
Enron Broadband Services, L.P.                                 158
ET Power 3 LLC (unconsolidated)                                139
Enron Renewable Energy Corp.                                   134
Enron Energy Services North America, Inc.                      137
Garden State Paper Company LLC                                 124
LINGTEC Constructors L.P.                                      123
Enron Credit Inc.                                              125
Enron Management Inc.                                          108
ECT Securities Limited Partnership                             107
Enron Global Power & Pipelines LLC                             104
Portland General Holdings, Inc.                                 97
ZWHC LLC (unconsolidated)                                       89
The Protane Corporation                                         85
EFS IV, Inc. (FKA Williard, Inc. )                              87
LOA, Inc.                                                       80
ECT Securities GP Corp.                                         79
EFS Construction Management Services, Inc.                      78
Enron Transportation Services Company                           69
EFS VIII, Inc. (FKA Limbach Company)                            69
LGMI, Inc.                                                      65
Enron Methanol Company                                          65
Enron Wind Constructors Corp.                                   54
Victory Garden Power Partners I LLC (unconsolidated)            51
Enron Operations Services Corp. (ETS)                           51
Enron Wind Maintenance Corp.                                    52
Enron Communications Leasing Corp.                              49
Enron International Inc.                                        49
Enron Federal Solutions, Inc.                                   57
EFS I, Inc. (FKA Limbach Facility Services, Inc.)               44
Clinton Energy Management Services, Inc.                        44
Operational Energy Corp.                                        40
Enron Power & Industrial Construction Company                   40
Atlantic Commercial Finances, Inc.                              39
Enron Engineering & Operational Services Company                38
ECI-Texas, L.P.                                                 38
EFS XI, Inc. (FKA PBM Mechanical, Inc.)                         37
Enron Energy Information Solutions, Inc.                        37
TLS Investors, L.L.C.                                           37
Enron Global LNG LLC                                            37
Enron International Asia Corp. (Enron Joint Venture             37
Mgmt. Asia Corp. - in Hyperion)
Enron Wind Development LLC (12M Enron Wind                      36
Development Corporation - in Hyperion)
Enron Processing Properties, Inc.                               36
E Power Holdings Corp.                                          35
Enron Pipeline Services Company                                 35
PBOG Corp.                                                      35

                                                          Aug-Dec
                                                           2004
                                                           ----
EFS XIII, Inc. (FKA Linc Home Services, Inc. &                  35
Harper Mechanical Corporation)
EES Service Holdings, Inc.                                      35
Enron Brazil Power Holdings I Ltd.                              31
Tenant Services, Inc.                                           35
NEPCO Services International, Inc.                              34
Enron Fuels International, Inc.                                 33
Enron Expat Services Inc.                                       34
KUCC Cleburne, LLC - Not in Hyperion                            33
Calypso Pipeline, LLC                                           33
Artemis Associates, LLC                                         33
Palm Beach Development Company, L.L.C.                          33
EESO Merchant Investments, Inc.                                 33
Enron International Holdings Corp.                              32
Nowa Sarzyna Holding B.V.                                       32
Enron WarpSpeed Services, Inc.                                  32
Enron Development Corp.                                         32
Richmond Power Enterprise, L.P.                                 32
Enron Telecommunications, Inc.                                  31
EFS XV, Inc. (FKA Mechanical Professional Services,             31
Inc.)
Louisiana Gas Marketing Company                                 31
Enron LNG Shipping Company                                      31
Enron Communications Group, Inc.                                31
Enron ACS, Inc.                                                 31
EFS X, Inc. (FKA Marlin Electric, Inc.)                         31
Louisiana Resources Company                                     31
Enron International Asset Management Corp.                      30
The New Energy Trading Company                                  30
Zond Pacific, LLC                                               30
EGP Fuels Company                                               30
EFS XII, Inc. (FKA MEP Services, Inc.)                          30
DataSystems Group, Inc.                                         30
Enron Acquisition III Corp.                                     30
EnronOnline, LLC                                                30
EFS II, Inc. (FKA EFS Construction and Servcies                 30
Company)
Enron Asset Management Resources, Inc.                          30
St. Charles Development Company, L.L.C.                         30
Enron India LLC                                                 30
ECT Securities LP Corp.                                         30
Calvert City Power I, L.L.C.                                    30
Cabazon Holdings LLC (unconsolidated)                           30
Calcasieu Development Company, L.L.C.                           29
Enron Development Management Ltd.                               29
Transwestern Gathering Company                                  29
EFS VI, L.P. (FKA Williard Plumbing Company. L.P.)              29
Oswego Cogen Company LLC                                        29
Enron Alligator Alley Pipeline Company                          29
Enron Middle East LLC                                           29
Enron Wind Storm Lake I LLC                                     29
Cabazon Power Partners LLC  -  Not in Hyperion                  29
EFS IX, Inc. (FKA Limbach Company Investment Company)           29

                                                          Aug-Dec
                                                           2004
                                                           ----
Enron do Brazil Holdings Ltd.                                   29
Zond Minnesota Construction Company LLC                         29
Enron Permian Gathering Inc.                                    29
Modulus Technologies, Inc.                                      29
Enron Trailblazer Pipeline Company                              29
Enron Liquid Services Corp.                                     29
Enron Wind Lake Benton LLC                                      29
ECT Strategic Value Corp.                                       29
Portland Transition Company, Inc.                               29
EFS VII, Inc. (FKA Limbach Company Holding Company)             28
Superior Construction Company                                   28
Enron Commercial Finance Ltd.                                   28
EFS XVII, Inc. (FKA Harper Mechanical Corporation               28
Investment Company)
EGS New Ventures Corp.                                          28
Enron Holding Company L.L.C.                                    28
Omicron Enterprises, Inc.                                       28
Jovinole Associates (A General Partnership)                     28
Enron Brazil Power Holdings XI Ltd.                             28
Enron Caribe VI Holdings Ltd.                                   28
Enron Brazil Power Investments XI Ltd.                          28
Paulisa Electrical Distribution, L.L.C. (Paulista               28
LLC - in Hyperion)
Enron Pipeline Construction Services Company                    28
Enron Machine and Mechanical Services, Inc.                     28
Enron Gathering Company                                         28
Enron Wind Storm Lake II LLC                                    28
EnRock , L.P. (unconsolidated)                                  28
EFS III, Inc. (FKA EFG Holdings, Inc.)                          28
EnRock Management, LLC (unconsolidated)                         28
ECI-Nevada Corp.                                                28
EFS V, Inc. (FKA Williard, Inc. Investment Company)             28
EFS Holdings, Inc.                                              28

Total Debtors                                              160,784

Total Non Debtors
Enron Compressor Services                                    2,280
Prisma Energy International Services LLC                     1,493
Enron Dutch Holdings BV                                        534
Enron Canada Corp.                                             373
ECT Europe Finance Inc.                                        332
ETB - Energia Total do Brasil Ltda.                            225
Joint Energy Development Investments II                        182
Kingfisher I LLC                                               168
Peregrine I L.L.C.                                             168
ECTMI Trutta Holdings LP                                        68
Enron Capital Corp. (formerly JILP-G.P)                         66
Azurix Corp.                                                    58
Maliseet Properties, Inc. (CNEN)                                37
Global Expat Services LLC                                       33
Trutta 2000-11 Asset Pool                                       31

                                                          Aug-Dec
                                                           2004
                                                           ----
ECT Germany Inc.                                                31
Enron MW, LLC                                                   29
Sequoia Financial Assets LLC                                    25
ServiceCo Holdings, Inc                                         14
Enron Power Construction Company                                13
Enron Power Holdings, B. V.                                     10
Enron Comercializadora de Energia Ltda                           9
Enron Overseas Services Corp                                     8
McGarret XI, L.L.C.                                              6
Enron Asset Holdings, LLC                                        6
Compagnie Papiers Stadacona Ltee.                                4
Enron Netherlands Holdings BV                                    4
Enron Pipeline Colombia Limited Partnership                      4
EBS - Ventures, L.L.C.                                           1
Enron Colombia Investments Limited Partnership                   1

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Total Non-Debtors                                            6,212
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Total Debtor and Non-Debtor                                166,996
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